Law Department
The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802

Mary Jo Ardington
Associate General Counsel
260-455-3917
MaryJo.Ardington@LFG.com

August 2, 2011

VIA EDGAR

The Lincoln National Life Insurance Company
1300 S. Clinton Street
Fort Wayne, IN 46802

Re:       Lincoln Life Variable Annuity Account N
Lincoln InvestmentSolutionsSM
(File Nos. 811-08517; 333-172328)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N (the “Account”), a segregated account of The Lincoln National Life Insurance Company (“Lincoln Life”), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account’s Pre-Effective Registration Statement on Form N-4.

Sincerely,

Mary Jo Ardington
Associate General Counsel
The Lincoln National Life Insurance Company